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                                    EXHIBIT 5.1
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Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     RE:  PUMA TECHNOLOGY, INC.
          REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     As legal counsel for Puma Technology, Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933 of 341,742 shares of Common Stock, par value $0.001 per share (the "Common Stock") issued to the Selling Shareholders by the Company in connection with that certain Agreement and Plan of Reorganization dated July 27, 1998 by and among the Company, PacificTech Acquisition Corporation, a Delaware corporation, and SoftMagic Corp., a Florida corporation.

     We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based on such examination, we are of the opinion that the 341,742 shares of Common Stock of the Company being registered pursuant to the Registration Statement and to be sold by the Selling Shareholders are duly authorized shares of Common Stock and are validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

     This opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.


                                   Respectfully submitted,



                                   /s/ Gary Cary Ware & Freidenrich LLP
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                                   GARY CARY WARE & FREIDENRICH LLP